UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MEMS USA, INC.
                       (FORMERLY LUMALITE HOLDINGS, INC.)
               (Exact name of registrant as specified in charter)

           Nevada                        0-4846-3              82-0288840
 ------------------------------------------------------------------------------
 (State or other jurisdiction          (Commission           (IRS employer
      of incorporation)                file number)        identification no.)

                         5701 Lindero Canyon Rd., #2-100
                           Westlake Village, CA 91362
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                    MEMS USA, INC. 2004 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                              (Full Title of Plan)

            Lawrence Weisdorn, 5701 Lindero Canyon Rd., Suite 2-100,
                           Westlake Village, CA 91362
--------------------------------------------------------------------------------
                    (Name and address for agent for service)

                                 (818) 735-4750
--------------------------------------------------------------------------------
                    (Telephone Number of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of securities        Amount to be      Proposed maximum            Proposed maximum             Amount of
to be registered           registered        offering price per share    aggregate offering price     registration fee(1)
------------------         ----------        ------------------------    ------------------------     -------------------
Non-Statutory Options      100,000           $2.00                       $200,000
Incentive Stock Option     1,500,000         $2.00                       $3,000,000
Common Stock               250,000           $2.00                       $500,000
-------------------------------------------------------------------------------------------------------------------------
Total                      1,850,000         $2.00                       $3,700,000                   $468.79

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the high price reported on the over the counter bulletin board for MEMS USA, Inc., on November 23, 2004.

In addition, pursuant to Rule 416(c) of the Securities Act if 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:
The name of this plan is the MEMS USA, Inc. 2004 Stock Incentive Plan (the "PLAN"). The purpose of the Plan is to enable MEMS USA, Inc., a Nevada corporation (the "COMPANY") and any Parent or any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and Directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company. The material terms of the plan follow:

                                    ARTICLE 1
                                   DEFINITIONS

      For purposes of the Plan, the following terms shall be defined as set forth below:

      "ADMINISTRATOR" shall have the meaning as set forth in Article 3.

      "BOARD" means the Board of Directors of the Company.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

      "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan.

      "COMPANY" means MEMS USA, Inc., a corporation organized under the laws of the State of Nevada (or any successor corporation).

      "DATE OF GRANT" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant, or if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

      "DIRECTOR" means a member of the Board.

      "DISABILITY" means permanent and total disability as defined by the Administrator.

      "ELECTION" shall have the meaning set forth in Section 11.3(d).

      "ELIGIBLE PERSON" means an employee, officer, consultant or Director of the Company, any Parent or any Subsidiary.

      "FAIR MARKET VALUE" per share at any date means (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (a "MARKET SYSTEM"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in such a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in such a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Administrator, based on a price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock.

      "FIRST REFUSAL RIGHT" shall have the meaning set forth in Section 8.1(c) of the Plan.

      "INCENTIVE STOCK OPTION" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

      "NON-STATUTORY OPTION" means a Stock Option intended to not qualify as an Incentive Stock Option.

      "OFFEREE" means a Participant who is granted a Purchase Right pursuant to the Plan.

      "OPTIONEE" means a Participant who is granted a Stock Option pursuant to the Plan.

      "PARENT" means any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code.

      "PARTICIPANT" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Article 3, to receive grants of Rights.

      "PLAN" means this MEMS USA, Inc. 2004 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

      "PURCHASE PRICE" shall have the meaning set forth in Section 7.2(b).

      "PURCHASE RIGHT" means the right to purchase Stock granted pursuant to
Article 7.

      "RIGHTS" means Stock Options and Purchase Rights.

      "REPURCHASE RIGHT" shall have the meaning set forth in Section 8.1(a) of the Plan.

      "RETIREMENT" means retirement from active employment with the Company or any Parent or Subsidiary as defined by the Administrator.

      "SECTION 16(b) PERSON" means a person subject to Section 16(b) of the Exchange Act.

      "SPECIAL TERMINATING EVENT" with respect to a Participant shall mean the death, Disability or Retirement of that Participant.

      "STOCK" means the Common Stock, no par value, of the Company.

      "STOCK OPTION" means an option to purchase shares of Stock granted pursuant to Article 6.

      "STOCK OPTION AGREEMENT" shall have the meaning set forth in Section 6.2.

      "STOCK PURCHASE AGREEMENT" shall have the meaning set forth in Section
7.2.

      "SUBSIDIARY" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424 of the Code.

      "TAX DATE" shall have the meaning set forth in Section 11.3(d) of the Plan.

      "TEN PERCENT SHAREHOLDER" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

      "WITHHOLDING RIGHT" shall have the meaning set forth in Section 10.3(c) of the Plan.

                                    ARTICLE 2
                                 ADMINISTRATION

      SECTION 2.1 ADMINISTRATOR. The Plan shall be administered by either (i) the Board; or (ii) the Committee (the group that administers the Plan is referred to as the "ADMINISTRATOR").

      SECTION 2.2 POWERS IN GENERAL. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) Purchase Rights; or (iii) any combination of the foregoing.

      SECTION 2.3 SPECIFIC POWERS. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions;
(ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the exercise price and medium of payment, to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Option and to specify the provisions of the Stock Option agreement relating to such Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the purchase price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, as the case may be, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine when a consultant's relationship with the Company is sufficient to constitute the equivalent of employment with the Company for purposes of the Plan; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xii) to make decisions with respect to outstanding options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xiii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

      SECTION 2.4 DECISIONS FINAL. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

      SECTION 2.5 THE COMMITTEE. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefore, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                                    ARTICLE 3
                              STOCK SUBJECT TO PLAN

      SECTION 3.1 STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Article 9, the total number of shares of Stock reserved and available for issuance under the Plan shall be 1,850,000 shares. Shares reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      SECTION 3.2 UNEXERCISED RIGHTS; REACQUIRED SHARES. To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall again be available for issuance in connection with future Rights under the Plan. Shares acquired by the Company upon exercise of Rights pursuant to Section 6.2(e) or Section 7.2(c) or
Section 11.3 shall not increase the shares available for issuance under the Plan.

                                    ARTICLE 4
                                   ELIGIBILITY

      Directors, officers, employees and consultants of the Company, any Parent or any Subsidiary, who are responsible for or contribute to the management, growth or profitability of the business of the Company, any Parent or any Subsidiary, shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only officers and employees shall be eligible to be granted Incentive Stock Options hereunder.

                                    ARTICLE 5
                                  STOCK OPTIONS

      SECTION 5.1 GENERAL. Stock Options may be granted alone or in addition to other Rights granted under the Plan. Each Stock Option granted under the Plan shall be in such form and under such terms and conditions as the Administrator may from time to time approve; provided that such terms and conditions are not inconsistent with the Plan. The provisions of Stock Option Agreements entered into under the Plan need not be identical. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Options.

      SECTION 5.2 TERMS AND CONDITIONS OF STOCK OPTIONS. Each Stock Option granted pursuant to the Plan shall be evidenced by a written option agreement between the Company and the Optionee (the "STOCK OPTION AGREEMENT"), which shall comply with and be subject to the following terms and conditions:

            (a) Number of Shares. Each Stock Option Agreement shall state the number of shares of Stock to which the Stock Option relates.

            (b) Type of Option. Each Stock Option Agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

            (c) Exercise Price. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "EXERCISE PRICE"), which shall with respect to Incentive Stock Options be not less than 100% of the Fair Market Value of the shares of Stock on the Date of Grant. In the case of Non-Statutory Options, the Exercise Price shall be determined in the sole discretion of the Administrator; provided, however, that the Exercise Price shall be no less than 85% of the Fair Market Value of the shares of Stock on the Date of Grant of the Non-Statutory Option. In the case of either an Incentive Stock Option or a Non-Statutory Option granted to a Ten Percent Shareholder, the Exercise Price shall not be less than 110% of such Fair Market Value.

            (d) Value of Shares. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are first exercisable by an Option Holder under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary in any calendar year shall not, for such year, in the aggregate, exceed $100,000; but this Section 6.2(d) shall not affect the right of the Administrator to accelerate or otherwise alter the time of vesting of any Options granted as Incentive Stock Options, even, if as a result thereof, some of such Options cease being Incentive Stock Options.

            (e) Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Administrator, in shares of Stock which have been held by the Optionee for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, or in a combination of cash and such shares, and may be effected in whole or in part with monies received from the Company at the time of exercise as a compensatory cash payment.

            (f) Term and Exercise of Stock Options. Stock Options shall be exercisable over the exercise period at the times the Administrator may determine, as reflected in the related Stock Option Agreements. The Administrator shall have discretion as to the schedule pursuant to which the Stock Option is initially exercisable. The exercise period of any Stock Option shall be determined by the Administrator, but shall not exceed ten years from the Date of Grant of the Stock Option. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall be determined by the Administrator, but shall not exceed five years from the Date of Grant of the Stock Option. The exercise period shall be subject to earlier termination upon the occurrence of either a Special Terminating Event, as provided in Section 11.6, or the Termination of Employment, as provided in Section 11.7. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                                    ARTICLE 6
                                 PURCHASE RIGHTS

      SECTION 6.1 GENERAL. Purchase Rights may be granted alone or in addition to other Rights under the Plan. Each sale of Stock under this Article 7 shall be in such form and under such terms and conditions as the Administrator shall from time to time approve; provided that such terms and conditions are not inconsistent with the Plan. The provisions of Stock Purchase Agreements entered into under the Plan need not be identical.

      SECTION 6.2 TERMS AND CONDITIONS OF PURCHASE RIGHTS. Each Purchase Right granted pursuant to the Plan shall be evidenced by a written stock purchase agreement between the Company and the Offeree (the "STOCK PURCHASE AGREEMENT"), which shall comply with and be subject to the following terms and conditions:

            (a) Number of Shares. Each Stock Purchase Agreement shall state the number of shares of Stock which may be purchased pursuant to such agreement.

            (b) Purchase Price. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the "PURCHASE PRICE"), which, with respect to Stock Purchase Rights, shall be determined in the sole discretion of the Administrator; provided, however, that the Purchase Price shall be no less than 85% of the Fair Market Value of the shares of Stock on either the Date of Grant or the Date of Purchase of the Purchase Right. In the case of a Purchase Right granted to a Ten Percent Shareholder, the Purchase Price shall not be less than 110% of the Fair Market Value of the shares of Stock on either the Date of Grant or the Date of Purchase of the Purchase Right.

            (c) Medium and Time of Payment. The Purchase Price shall be paid in full, at the time of exercise, in cash or cash equivalent or, with the approval of the Administrator, in shares of Stock which have been held by the Offeree for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Purchase Price or in a combination of cash or cash equivalent and such shares, and may be effected in whole or in part with monies received from the Company at the time of exercise as a compensatory cash payment.

                                    ARTICLE 7
                         REACQUISITION OF STOCK OPTIONS,
                           PURCHASE RIGHTS AND STOCK;
                                MARKET STAND-OFF

      SECTION 7.1 REPURCHASE RIGHTS; RIGHT OF FIRST REFUSAL.

            (a) Stock Option Repurchase Rights. Each Stock Option Agreement shall provide that the Company, following a Special Terminating Event or a Terminating Event, shall have the right to repurchase (the "REPURCHASE RIGHT") all or any portion of the Stock purchased by the Optionee upon the exercise of the Optionee's Stock Option, as well as any Stock issuable upon exercise of any unexercised Stock Options which the Optionee has the right to exercise at the time of such Special Terminating Event or Terminating Event. Following the occurrence of a Terminating Event (which does not result from the Company's termination of Optionee's employment "for cause") or a Special Terminating Event, the Repurchase Right shall be exercisable at a price equal to the Fair Market Value of such Shares or, in the case of unexercised options, the Fair Market Value of the Shares underlying such unexercised options less the exercise price which would be payable upon the exercise of such unexercised options. Following the occurrence of a Terminating Event which does result from the Company's termination of Optionee's employment "for cause," the Repurchase Right shall be exercisable as to all or any portion of the Shares purchased by Optionee upon the exercise of the Option, as well as any unexercised Options which Optionee has the right to exercise at the time of termination, at a price equal to the initial exercise price of such Shares or, in the case of unexercised options, the initial exercise price of the Shares underlying such unexercised options less the exercise price which would be payable upon the exercise of such unexercised options. Fair Market Value shall be determined by the Administrator on the basis of the definition of Fair Market Value set forth in Article 2 of the Plan. To the extent that the Repurchase Right is exercisable at the initial exercise price of the Shares or the Shares underlying unexercised options, the exercise price shall become Fair Market Value as to 20% of such Shares which were originally subject to this Option Agreement on each of the first five anniversaries of the date of this Option Agreement.

            (b) Stock Purchase Agreement Repurchase Rights. Each Stock Purchase Agreement shall provide that the Company, following a Special Terminating Event or a Terminating Event, shall have a Repurchase Right (x) with respect to all of the Stock purchased under the Stock Purchase Agreement which is unvested at the time of such Special Terminating Event or Terminating Event, and (y) with respect to all or any portion of the stock purchased under the Stock Purchase Agreement which is vested at the time of the Special Terminating Event or Terminating Event. Following the occurrence of a Terminating Event (which does not result from the Company's termination of Optionee's employment "for cause") or a Special Terminating Event, the Repurchase Right shall be exercisable at a price equal to the Fair Market Value of such Shares or, in the case of unexercised options, the Fair Market Value of the Shares underlying such unexercised options less the exercise price which would be payable upon the exercise of such unexercised options. Following the occurrence of a Terminating Event which does result from the Company's termination of Optionee's employment "for cause," the Repurchase Right shall be exercisable as to all or any portion of the Shares purchased by Optionee upon the exercise of the Option, as well as any unexercised Options which Optionee has the right to exercise at the time of termination, at a price equal to the initial exercise price of such Shares or, in the case of unexercised options, the initial exercise price of the Shares underlying such unexercised options less the exercise price which would be payable upon the exercise of such unexercised options. Fair Market Value shall be determined by the Administrator on the basis of the definition of Fair Market Value set forth in Article 2 of the Plan. To the extent that the Repurchase Right is exercisable at the initial exercise price of the Shares or the Shares underlying unexercised options, the exercise price shall become Fair Market Value as to 20% of such Shares which were originally subject to this Option Agreement on each of the first five anniversaries of the date of this Option Agreement.

            (c) First Refusal Right. Each Stock Option Agreement and Stock Purchase Agreement shall provide that the Company shall have the right of first refusal (the "FIRST REFUSAL RIGHT"), exercisable in connection with any proposed sale, hypothecation or other disposition of the Stock purchased by the Optionee or Offeree pursuant to a Stock Option Agreement or Stock Purchase Agreement; and in the event the holder of such shares desires to accept a bona fide third-party offer for any or all of such shares, the Stock shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

            SECTION 7.2 MARKET STAND-OFF. Each Stock Option Agreement and Stock Purchase Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company's initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF"); provided, however, that in no event shall such period exceed one hundred-eighty
(180) days.

                                    ARTICLE 8
                                   ADJUSTMENTS

      SECTION 8.1 Effect of Certain Changes

            (a) Stock Dividends, Splits, Etc.. If there is any change in the number of outstanding shares of Stock through the declaration of Stock dividends or through a recapitalization resulting in Stock splits, or combinations or exchanges of the outstanding shares, (i) the number of shares of Stock available for Rights, (ii) the number of shares covered by outstanding Rights and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

            (b) Liquidation, Dissolution, Merger or Consolidation. In the event of: (i) a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation, but the shares of Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Administrator, and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Rights outstanding under the Plan, or shall substitute similar Rights for those outstanding under the Plan, or (ii) such Rights shall continue in full force and effect; or (iii) such Rights, to the extent not then exercisable, shall terminate and expire; provided, however, that not less than thirty days written notice of any such event shall be given to each Rights holder and if such notice is given, each Rights holder shall have the right, during the thirty days preceding such event, to exercise the Right as to all or any part of the shares of Stock covered thereby as to which such Right is then exercisable, on the condition, however, that such event actually occurs; and if such event actually occurs, such exercise shall be deemed effective (and, if applicable, the Rights holder shall be deemed a shareholder with respect to the Rights exercised) immediately preceding the occurrence of such event, or the date of record for shareholders entitled to share in such event, if a record date is set.

            (c) Where Company Survives. Section 9.1(b) shall not apply to a merger or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly-traded common stock, cash (excluding cash in payment for fractional shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Stock for which such Right might have been exercised.

            (d) Surviving Corporation Defined. The determination as to which party to a merger or consolidation is the "SURVIVING CORPORATION" shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: if immediately following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the shareholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this Section 9.1(d), equity securities which the shareholders owned immediately before the merger or consolidation as shareholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 9.1(d) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

            (e) Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "STOCK" within the meaning of the Plan.

      SECTION 8.2 DECISION OF ADMINISTRATOR FINAL. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted without the prior consent of the Holder thereof in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

      SECTION 8.3 NO OTHER RIGHTS. Except as hereinbefore expressly provided in this Article 9, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 8, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

      SECTION 8.4 NO RIGHTS AS SHAREHOLDER. Except as specifically provided in this Article 9, a Rights holder or a transferee of a Right shall have no rights as a shareholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1(b).

      SECTION 8.5 TERM OF EMPLOYMENT UNAFFECTED. The receipt of an option does not give the optionee any right to continued employment by the Company or a subsidiary for any period, nor shall the granting of the option or the issuance of the shares on exercise thereof give the Company or any subsidiary any right to the continued services of the optionee for any period.

                                    ARTICLE 9
                            AMENDMENT AND TERMINATION

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Right theretofore granted without such Participant's consent, or which without the approval of the shareholders would:

            (a) except as provided in Article 9, materially increase the total number of shares of Stock reserved for the purposes of the Plan;

            (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan; or

            (c) materially modify the requirements for eligibility under the Plan.

      The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any holder without his or her consent.

                                   ARTICLE 10
                               GENERAL PROVISIONS

      SECTION 10.1 GENERAL RESTRICTIONS:

            (a) No View to Distribute. The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

            (b) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      SECTION 10.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      SECTION 10.3 DISQUALIFYING DISPOSITIONS; WITHHOLDING TAXES.

            (a) Disqualifying Disposition. Any Participant who shall make a "DISPOSITION" (as defined in the Code) of all or any portion of an Incentive Stock Option within two years from the date of grant of such Incentive Stock Option or within one year after the issuance of the shares of Stock acquired upon exercise of such Incentive Stock Option, shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock, and to maintain all such shares of Stock in his or her name so long as he or she maintains beneficial ownership of such shares of Stock.

            (b) Withholding Required. Each Participant shall, no later than the date as of which the value derived from a Right first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

            (c) Withholding Right. The Administrator may, in its discretion, grant a Rights holder the right (a "WITHHOLDING RIGHT") to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of the Right that number of full shares of Common Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Right.

            (d) Exercise of Withholding Right. To exercise a Withholding Right, the Rights holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Rights agreement or otherwise adopted by the Administrator:

                  (i) The Rights holder must deliver to the Company his or her written notice of election (the "ELECTION") to have the Withholding Right apply to all (or a designated portion) of his or her Right.

                  (ii) Unless disapproved by the Administrator as provided in Subsection (iii) below, the Election once made will be irrevocable.

                  (iii) no Election is valid unless the Administrator consents to the Election; the Administrator has the right and power, in its sole discretion, with or without cause or reason therefore, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "TAX DATE"), the Election will be deemed approved.

                  (iv) If the Rights holder on the date of delivery of the Election to the Company is a Section 16(b) Person, the following additional provisions will apply:

                        (A) the Election cannot be made during the six calendar
            month period commencing with the date of the grant of the Withholding Right (even if the Right to which such Withholding Right relates has been granted prior to such date); provided, that this Subsection (A) is not applicable to any Rights holder at any time subsequent to the death, Disability or Retirement of the Rights holder;

                        (B) the Election can only be made on a date which is six
            calendar months or more prior to the Tax Date; and

                        (C) notwithstanding any other provision of this Section
            11.3(d)(iv), no Section 16(b) Person shall have the right to make any Election prior to the time that the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least a year and has filed all reports and statements required to be filed pursuant to that Section for that year.

            (e) Effect. If the Administrator consents to an Election of a Withholding Right:

                  (i) Upon the exercise of the Right (or any portion thereof) to which the Withholding Right relates, the Company will withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise; and

                  (ii) if the Rights holder is then a Section 16(b) Person who has made an Election, the related Right may not be exercised, nor may any shares of Stock issued pursuant thereto be sold, exchanged or otherwise transferred, if the result of such exercise, or such transaction, would cause the Tax Date to be less than six full calendar months following the date of the Election.

      SECTION 10.4 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrators shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

      SECTION 10.5 SPECIAL TERMINATING EVENTS. If a Special Terminating Event occurs, all Rights theretofore granted to such Rights holder may, unless earlier terminated in accordance with their terms, be exercised by the Rights holder or by his or her estate or by a person who acquired the right to exercise such Right by bequest or inheritance or otherwise by reason of the death or Disability of the Rights holder, at any time within one year after the date of the Special Terminating Event. Notwithstanding the foregoing, an Incentive Stock Option shall only be exercisable at any time within three months after the date of Retirement or termination of employment of an Optionee.

      SECTION 10.6 TERMINATION OF EMPLOYMENT. Except as provided in this Section 11.7, no Right may be exercised unless the Right holder is then a Director of the Company, or in the employ of the Company or any Parent or Subsidiary, or rendering services as a consultant to the Company or any Parent or Subsidiary, and unless he or she has remained continuously so employed or engaged since the Date of Grant. If the employment or services of a Right holder shall terminate (other than by reason of a Special Terminating Event), all Rights previously granted to the Right holder which are exercisable at the time of such termination may be exercised for the period ending 90 days after such termination, unless otherwise provided in the Stock Option Agreement or Stock Purchase Agreement; provided, however, that no Right may be exercised following the date of its expiration. Nothing in the Plan or in any Right granted pursuant to the Plan shall confer upon an employee any right to continue in the employ of the Company or any Parent or Subsidiary or interfere in any way with the right of the Company or any Parent or Subsidiary to terminate such employment at any time.

      SECTION 10.7 NON-TRANSFERABILITY OF RIGHTS. Each Stock Option Agreement and Stock Purchase Agreement shall provide that the Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Rights may be exercised, during the lifetime of the Rights holder, only by the Rights holder or by his or her guardian or legal representative.

      SECTION 10.8 REGULATORY MATTERS. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel; and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

      SECTION 10.9 RECAPITALIZATIONS. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Article 8.

      SECTION 10.10 DELIVERY. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

      SECTION 10.11 OTHER PROVISIONS. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

                                   ARTICLE 11
                             EFFECTIVE DATE OF PLAN

      The Plan shall become effective on the date on which the Plan is adopted by the Board, subject to approval by the Company's shareholders, which approval must be obtained within one year from the date the Plan is adopted by the Board.

                                   ARTICLE 12
                                  TERM OF PLAN

      No Right shall be granted pursuant to the Plan on or after December 31, 2007, but Rights theretofore granted may extend beyond that date.

                                   ARTICLE 13
                          INFORMATION TO RIGHTS HOLDERS

      The Company will cause a report to be sent to each Rights holder not later than 120 days after the end of each fiscal year. Such report shall consist of the financial statements of the Company for such fiscal year and shall include such other information as is provided by the Company to its shareholders.

      Additional information regarding the Plan may be obtained by contacting MEMS USA, Inc. at the address and phone number listed in this Registration Statement.

            FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANT.

                  1. INCENTIVE STOCK OPTIONS. The following are the principal Federal income tax consequences to participants in connection with options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

                        (A) GRANT OF AN OPTION. A participant will not be required to recognize income for federal income tax purposes as a result of the grant to him or her of an incentive stock option under the Plan. Only officers and employees are eligible to receive incentive stock options.

                        (B) EXERCISE OF AN OPTION. Except in certain circumstances in which the exercise price is paid with previously acquired shares of the Company's Common Stock, a participant will not be required to recognize income for federal income tax purposes as a result of the purchase of shares upon exercise of an incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for the shares will constitute an item of adjustment for purposes of calculating the alternative minimum tax (unless the shares are disposed of in a "Disqualifying Disposition," as defined below under the caption "Disposition of Shares Acquired")

                        If the participant pays the exercise price, in full or in part, by transferring to the Company previously acquired shares of the Company's Common Stock, the transfer will not affect the tax treatment of the exercise. However, if the participant pays the exercise price using shares of the Company's Common Stock acquired by the participant upon exercise of an incentive stock option, the exchange will be considered a disposition of the previously acquired shares for the purpose of determining whether a Disqualifying Disposition has occurred (see below).

                        (C) DISPOSITION OF SHARES ACQUIRED. Upon disposition of shares acquired by the participant through exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sale price and the exercise price, provided the disposition (whether through the sale of shares on the open market, by transfer to the Company as payment for shares issued upon exercise of the option, or otherwise) has not occurred within two years from the date of grant or within one year from the date of exercise. If the participant disposes of the acquired shares without complying with both holding period requirements (a "Disqualifying Disposition"), the participant recognizes ordinary income at the time of the disposition in an amount equal to the lesser of the amount of gain realized or the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss depending upon whether the shares were held for more than one year. A Disqualifying Disposition will also result if, within one year after acquiring shares through exercise of an incentive stock option, a participant transfers those shares to the Company to exercise an incentive stock option or a non-statutory stock option under the Plan.

                  2. NON-STATUTORY STOCK OPTIONS. The following are the Federal income tax consequences to participants in connection with options which are intended not to be incentive stock options within the meaning of Section 422 of the Code.

                        (A) GRANT OF A NON-STATUTORY STOCK OPTION. A participant will not be required to recognize income for federal income tax purposes as a result of the grant to the participant of a nonstatutory stock option, assuming (as is usually the case in a plan of this type) that the option does not have a readily ascertainable fair market value at the time it is granted.

                        (B) EXERCISE OF A NON-STATUTORY STOCK OPTION. A participant will be required to include in gross income in the year of exercise an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, unless the stock received is not transferable and is subject to a substantial risk of forfeiture (stock received by a participant while it is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 is deemed to be not transferable and subject to a substantial risk of forfeiture). In such a case the participant will recognize taxable income when the shares are transferable or the risk of forfeiture lapses, in an amount equal to the difference between the fair market value of the stock as of such date and the exercise price.

                        (C) DISPOSITION OF SHARES ACQUIRED. A participant will recognize taxable gain or loss on the sale of shares acquired upon exercise of a non-statutory stock option in an amount equal to the difference between the selling price and the tax basis of the shares in the hands of the participant. The tax basis of the shares of the participant equals the exercise price plus any amount included in the participant's taxable income as a result of the exercise of the option. The gain or loss will generally be capital gain or loss, long term if the shares were held by the participant for more than one year.

                  3. PURCHASE OF RESTRICTED STOCK. Stock purchased under the Plan (other than by exercising an option) may, in the determination of the Company, be subject to rights of repurchase and other transfer restrictions. Depending on the nature of such restrictions, the restrictions may be deemed to create a "substantial risk of forfeiture" under Section 83 of the Code. In that event, special tax consequences arise from the purchase and disposition of the shares of stock, all of which are described on the sample letter attached hereto.

            A. TAX CONSEQUENCES TO THE COMPANY. With respect to sales of shares received by a participant as a result of exercising incentive stock options, if the participant makes a Disqualifying Disposition, the Company will generally be entitled to a deduction equal to the amount includable in the participant's ordinary income. Although the company is entitled to a deduction for payment of compensation upon Optionee's "disqualifying disposition", there is authority indicating the amount in question is not "wages" that will require any withholding for federal income taxes.

With respect to non-qualified stock options, the Company will be entitled to a deduction at the time of exercise equal to the difference between the fair market value of the stock on the date of exercise and the exercise price (if the stock received upon exercise is not transferable and is subject to a substantial risk of forfeiture, and if the participant does not make a timely election under
Section 83(b) of the Code, then the Company will be entitled to a deduction at the time the shares are transferable or the risk of forfeiture lapses, in an amount equal to the difference between the fair market value of the stock as of such date and the exercise price). Otherwise, the Company will, in general, realize no tax benefits with respect to sales of its shares under the Plan.

            B. FINANCIAL RISKS TO THE PARTICIPANT. One of the advantages of stock options is that, because the participant is not required to make any capital outlay until exercise of the options, and because in almost all cases a participant would not exercise an option unless the value of the stock exceeded the option price at the date of exercise, option grants represent little, if any, financial risk to participants. On the other hand, because, under the stock purchase provisions of the Plan the participant must deliver a "full recourse" promissory note, the participant is at substantial financial risk with respect to shares issued thereby and may, if the Company's fortunes deteriorate, be required to make payments on the promissory note at a time when the purchased Common Stock is worth significantly less than the price which the participant paid for it.

ITEM 2:
Copies of the documents set forth in Item 3 below are available to Participants from the Company without charge, upon oral or written request to Mr. Michael Marcelli, 5701 Lindero Canyon Rd., Building 2-100, Westlake Village, CA 91362;
(818) 765-4875.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:
The following documents previously filed by Registrant with the Commission are incorporated by reference to this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c) the description of the Company's Common Stock is contained on the Company's registration statement filed [].

All documents subsequently filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered thereby have been sold or which de-registers all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein, or in a document or in a document all or part of which is incorporated herein by reference, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which is or is deemed to be incorporated herein by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

ITEM 4:
Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Lee D. Williams, Esq., counsel to the Company. Mr. Williams has no beneficial interest in the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

      The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby.

      Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED:
Not applicable.

ITEM 8. EXHIBITS:
Not applicable.

ITEM 9. UNDERTAKINGS:
Not applicable.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on November 22, 2004,

(Registrant) MEMS USA, INC.

By (Signature and Title) /s/ Lawrence Weisdorn                Chief Executive Officer/Chairman
                         ---------------------------------------------------------------------
                         Lawrence Weisdorn

By (Signature and Title) /s/ James A. Latty                   President/Director
                         ---------------------------------------------------------------------
                         James A. Latty

By (Signature and Title) /s/ Daniel K. Moscaritolo            Chief Operating Officer/Director
                         ---------------------------------------------------------------------
                         Daniel K. Moscaritolo

By (Signature and Title) /s/ Richard York                     Chief Financial Officer
                         ---------------------------------------------------------------------
                         Richard York

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By (Signature and Title) /s/ Lawrence Weisdorn                Chief Executive Officer/Chairman
                         ---------------------------------------------------------------------
                         Lawrence Weisdorn

By (Signature and Title) /s/ James A. Latty                   President/Director
                         ---------------------------------------------------------------------
                         James A. Latty

By (Signature and Title) /s/ Daniel K. Moscaritolo            Chief Operating Officer/Director
                         ---------------------------------------------------------------------
                         Daniel K. Moscaritolo

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California , on November 22, 2004, MEMS USA, Inc. 2004 Stock Option Plan
(Plan).

By (Signature and Title) /s/ Lawrence Weisdorn                Chief Executive Officer/Chairman
                         ---------------------------------------------------------------------
                         Lawrence Weisdorn